UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2023

NORTHERN STAR INVESTMENT CORP. III

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40134	85-4136140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue, 44th Floor

New York, NY 10174

(Address of Principal Executive Offices) (Zip Code)

(212) 818-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-sixth of one redeemable warrant	NSTC.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	NSTC	The New York Stock Exchange

Securities registered pursuant to section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Redeemable warrants, exercisable for shares of Class A Common Stock at an exercise price of $11.50 per share	NSTTW	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 12, 2023, Joanna Coles resigned from her position as Chairperson of the Board of Directors (and as a director) and Chief Executive Officer of Northern Star Investment Corp. III (the “Company”) in order to focus on other business opportunities. Additionally, on May 12, 2023 and May 15, 2023, Justine Cheng and James Vincent resigned from their positions as members of the Board of Directors of the Company, respectively, each to focus on other business opportunities.

The resignations of Ms. Coles, Ms. Cheng and Mr. Vincent was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On May 17, 2023, the Company appointed Howard Yeaton and David Shapiro to fill the vacancies on the Board of Directors created by the foregoing resignations. Each of Messrs. Yeaton and Shapiro will serve on the audit committee, compensation committee and nominating committee of the Company.

Mr. Yeaton has served as the managing principal of Financial Consulting Strategies, LLC, a financial consulting firm, since 2003. Mr. Yeaton served as Interim Chief Financial Officer of Bark Inc. (NYSE: BARK) from November 2021 to January 2023. From October 2018 to December 2019, Mr. Yeaton served as Chief Executive Officer of Akers Biosciences, Inc., a biotechnology company, now merged with MyMD Pharmaceuticals Inc. (NASDAQ:MYMD) from October 2018 to August 2020, he also served as Interim Chief Financial Officer of Akers Biosciences, Inc. From October 2014 to November 2019, Mr. Yeaton served as Interim Chief Financial Officer of Propel Media, Inc (OTCMKTS: PROM). Mr. Yeaton is also a member of the board of directors of Northern Star Investment Corp. II and Northern Star Investment Corp. IV.

Mr. Shapiro has served as the Co-CEO of Prophetably, Inc. since May 2022. He was Senior Vice President - Corporate Development of Innovation at Thrasio from May 2021 until May 2022. Mr. Shapiro was affiliated with Propel Media from October 2011 until December 2020, most recently serving as its Chief Operating Officer from April 2016 to December 2020. Mr. Shapiro also served in a variety of other capacities while at Propel Media and its subsidiaries, including as Chief Corporate Development Officer, General Counsel and Executive Vice President, Business & Legal Affairs. While at Propel Media, Mr. Shapiro was responsible for the company’s acquisition of DeepIntent, a high-growth healthcare marketing technology platform. From September 2008 to October 2011, Mr. Shapiro served as a consultant to media and Internet companies. From May 2006 to September 2008, Mr. Shapiro served as the Senior Vice President, Business & Legal Affairs and Secretary to DIC Entertainment, a publicly traded, children’s entertainment company that was sold in 2008. Prior to that, Mr. Shapiro was a member of the Office of the CEO and the Head of Corporate Projects and Initiatives at LRN Corporation, a leading provider of technology-enabled ethics and corporate governance solutions, and a corporate attorney at Wilson Sonsini Goodrich and Rosati, where he specialized in venture capital financings and mergers and acquisitions for public and private technology companies. Earlier in his career, he served as an Assistant District Attorney in the Manhattan District Attorney’s Office. Mr. Shapiro is also a member of the board of directors of Northern Star Investment Corp. II.

The Company expects to enter into a standard form of indemnification agreement with each of Messrs. Yeaton and Shapiro. Neither Messrs. Yeaton nor Shapiro have engaged in any transactions with the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2023	NORTHERN STAR INVESTMENT CORP. III

	By:	/s/ Jonathan Ledecky
Jonathan Ledecky
Chief Operating Officer

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